                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


We hereby consent to the references to us relating to the estimated quantities of certain of Sonat Exploration Company's proved reserves in the Sonat Inc. Annual Report on Form 10-K for 1998 under the caption "Sonat Exploration Company." and to the incorporation by reference of such references and information in the Sonat Inc. Registration Statement on Form S-8 (No. 33-64367 and No. 33-50142) and Registration Statement on Form S-3 (No. 333-62383). We also consent to our being named as experts for purposes of such Registration Statements.

                                                     RYDER SCOTT COMPANY
                                                     PETROLEUM ENGINEERS

Houston, Texas
March  8, 1999